SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of earliest event reported, February 18, 2000



                         PACIFIC DEVELOPMENT CORPORATION



         Colorado                  000-26186                   84-1209978
------------------------         ------------------           -----------
(State of Incorporation)      (Commission File Number)        (IRS I.D. Number)



                     1599 Post Road East Westport, CT     06880
               --------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (203) 221-2825
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





                         PACIFIC DEVELOPMENT CORPORATION
                              211 West Wall Street
                              Midland, Texas 79701
             ------------------------------------------------------
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Pursuant to an Agreement and Plan of Merger dated as of January 21, 2000 (the "Agreement") by and among Pacific Development Corporation (the "Corporation") a Colorado corporation, with offices at 211 West Wall St. Midland, Texas 79701, the Corporation's executive officers, the Corporation's wholly owned subsidiary, Cheshire Holdings, Inc., a Delaware corporation ("Holdings"), Cheshire Distributors, Inc., a Delaware corporation, with offices at 191 Post Road, Westport, CT 06880 ("Distributors") and 100% of the shareholders of Distributors (the "Distributors Shareholders"), Distributors was merged with Holdings in consideration of the issuance to the Distributors Shareholders of 10,000,000 shares of the Corporation's common stock (the "Corporate Shares") on the basis of 4,957.858 Corporate Shares for each of the 2,017 outstanding shares of Distributors.

Immediately after the closing, a total of 10,365,000 shares of the Corporation's common stock were issued and outstanding (including 227,717 shares issued to a consultant registered on Form S-8). The 10,000,000 Corporate Shares issued to the Distributors Shareholders represent approximately 96.5% of the Corporation's issued and outstanding shares of common stock. Hence, the Distributors Shareholders have effective control of the Corporation. The Corporate Shares have not been registered under the Securities Act of 1933, as amended (the "Act"). The Corporate Shares were issued under an exemption from registration pursuant to Section 4(2) of the Act. The Corporate Shares are deemed "restricted" securities under the Act, and may not be sold or transferred other than pursuant to an effective registration statement under the Act or any exemption from registration requirements of the Act.

Pursuant to the Agreement, and by Written Consent of a Majority of the Shareholders of the Corporation dated as of the closing of the Agreement, the Corporation's existing Board of Directors resigned and Messrs.Lev Greenberg, Gilad Gat and Willem Oost-Lievense were appointed to the Corporation's Board of Directors. In addition, Mr. Greenberg was elected to serve as the Chairman of the Board and President, Mr. Gat was elected to serve as a Vice President and Treasurer, Mr. Oost-Lievense was elected to serve as Senior Vice President, Chief Executive Officer and a Director, and Samuel Goldman was elected to serve as Secretary of the Corporation. Accordingly, the Corporation's current directors and officers are set forth in the following table:

NAME                       POSITION

Lev Greenberg              Chairman of the Board and President

Gilad Gat                  Vice President, Treasurer, & Director

Willem Oost-Lievense       Senior Vice President,
                               Chief Executive Officer and Director

Samuel Goldman             Secretary

Distributors has entered into a Stock Purchase Agreement dated September 23, 1999 to acquire the capital stock of Cardoso Cigarette Depot (PTY) Limited ("Cardoso") a distributor of confectionary, tobacco and cosmetic products in South Africa. Cardoso's revenues in fiscal year ended February 28, 1999 was $121,000,000 U.S. This transaction has not yet been closed.

Cardoso is the largest distributor of tobacco products in South Africa. It has some 300 employees, about 100 vehicles and a substantial amount of commercial property. Cardoso maintains warehouse/branches in Johannesburg, Pretoria, Pietersburg, Welkom, Klerksdorp and Ermelo. Each of the warehouse/branches are organized as local profit centers, with their own marketing and sales agents and warehouse/branch managers. Cardoso is exploring the possibility of opening more depots soon in the south (Cape Town region) and in the east (Durban region) of South Africa.

The registrant is not aware of any arrangements that may result in a change in control subsequent to the date hereof.

Item 7.  Financial Statements and Exhibits

  (c)  Exhibits.

         2.1 Agreement and Plan of Merger dated as of January 21, 2000 by and among Pacific Development Corporation (the "Corporation" or the "Registrant") a Colorado corporation, with offices at 211 West Wall St. Midland, Texas 79701, the Corporation's executive officers, Cheshire Holdings, Inc., a Delaware corporation., the Corporation's wholly owned subsidiary, Cheshire Distributors, Inc., a Delaware corporation, with offices at 191 Post Road, Westport, CT 06880 ("Distributors") and 100% of the shareholders of Distributors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PACIFIC DEVELOPMENT CORPORATION
                                               -------------------------------
                                                        (Registrant)
Dated: March 3, 2000

                                            By:/s/ Gilad Gat
                                               -------------------------------
                                               Gilad Gat, Vice President